Exhibit 99.1

Landos Biopharma Announces $16.7 Million Private Placement Financing

NEW YORK, January 5, 2023 – Landos Biopharma, Inc. (NASDAQ: LABP) (“Landos” or the “Company”), a clinical-stage biopharmaceutical company developing novel, oral medicines for patients with autoimmune diseases, today announced a $16.7 million private placement financing from the sale of pre-funded warrants to purchase an aggregate of 30,909,090 shares of its common stock at a price per pre-funded warrant of $0.54 to entities associated with Perceptive Advisors LLC, Landos’ largest stockholder. The price per pre-funded warrant was based on the closing price per share of the Company’s common stock on January 4, 2023. Gross proceeds from the financing total approximately $16.7 million, before deducting offering expenses. The closing of the financing is subject to customary closing conditions and is expected to close on or before January 10, 2023.

The Company anticipates using the net proceeds from the investment to advance the development of NX-13 and for other general corporate purposes. The Company estimates that the net proceeds from the financing, in addition to its existing cash, cash equivalents and marketable securities, will be sufficient to fund its planned operations into the first half of 2025.

Neither the pre-funded warrants nor the shares of common stock underlying the pre-funded warrants have been registered under the Securities Act of 1933, as amended, and these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Landos Biopharma

Landos Biopharma is a clinical stage biopharmaceutical company focused on the development of first-in-class therapeutics for patients with autoimmune disease. The Company’s mission is to create safer and more effective treatments that address the therapeutic gap in the current treatment paradigm.

Landos has a portfolio of three novel targets anchoring libraries of immunometabolic modulation pathways, including seven potentially first-in-class, once-daily therapies targeting 14 indications in the immunology space. This includes our three clinical stage programs: NX-13 for Ulcerative Colitis and Crohn’s Disease; Omilancor for Ulcerative Colitis, Crohn’s Disease and Eosinophilic Esophagitis; and LABP-104 for Systemic Lupus Erythematosus and Rheumatoid Arthritis.

The Company is currently focused on advancing the clinical development of NX-13 in Ulcerative Colitis.

Cautionary Note on Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development and regulatory plans for its product candidates, including NX-13, omilancor and LABP-104, the anticipated proceeds to be received in the proposed financing, expected timing of closing of the proposed financing and the size and completion of the proposed financing, the Company’s anticipated cash runway and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, “believe”, “look forward”, “potential”, the negatives thereof, variations thereon and similar expressions, or any discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates and other similar risks. Risks regarding the Company’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Contact

Patrick Truesdell, Principal Accounting Officer

Landos Biopharma

ir@landosbiopharma.com

Media Contact

Tanner Kaufman / Kara Sperry

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449